Exhibit 99.1

Lifeloc Technologies Reports Full Year 2011 Results

Record Revenue and Earnings

Wheat Ridge, Colorado - March 20, 2012 - Lifeloc Technologies (OTC: LCTC), a leader in the manufacture of portable breath alcohol testing devices for medical, workplace, law enforcement and personal use, announced record financial results for 2011. Annual revenue increased 31.5% to $8,048,952. Net income after taxes increased over 90% from $406,794 in 2010 ($0.17 per diluted share) to $778,929 ($0.32 per diluted share) in 2011.

“Our domestic and international distributors did an exceptional job in 2011,” said Barry Knott, Lifeloc’s president and CEO. “Customer acceptance of our new products was gratifying and we are enthusiastic about our new product pipeline. Lifeloc also achieved ISO 9001:2008 certification, an internationally recognized quality standard that reinforces our longstanding commitment to providing our customers with the highest quality products and world-class support.”

In 2011, Lifeloc Technologies successfully met the United States Securities and Exchange Commission filing requirements to become a public corporation. Lifeloc expects public trading of its stock to begin in Q2 of 2012.

About Lifeloc Technologies

Lifeloc Technologies, Inc. is a trusted international provider of precise, reliable and easy to use portable breath alcohol testing instruments (breathalyzers). Lifeloc offers comprehensive online and classroom training, plus supplies and drug screening products. Our alcohol testing devices have been manufactured continuously in Colorado since our founding in 1983. Lifeloc evidential and screening devices are approved by the U.S. DOT and other state and international regulatory agencies. More information about Lifeloc is available at www.lifeloc.com

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate; the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; potential intellectual property infringement by third parties; potential legal proceedings initiated against us; the effect of changes in tax, environmental and other laws and regulations and political conditions in states and countries in which we sell our products and other factors beyond our control. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in our Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in our Forms 10-K and 10-Q.

MEDIA CONTACT:
Sean Post
Lifeloc Technologies, Inc.
303.431.9500
Sean@lifeloc.com

Lifeloc Technologies, Inc.
Condensed Balance Sheets
December 31, 2011 and 2010
(Audited)

ASSETS	2011	2010
Cash and cash equivalents	$1,844,802	$1,461,900
Accounts receivable, net	449,836	393,118
Inventories, net	1,047,211	936,463
Deferred taxes	87,355	48,400
Prepaid expenses and other	51,270	74,644
Total current assets	3,480,474	2,914,525
Property and equipment, net	247,930	204,672
Other assets, net	145,067	144,723
Total assets	$3,873,471	$3,263,920
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	57,775	$303,528
Customer deposits	2,347	126,503
Accrued expenses	452,566	263,667
Deferred income, current portion	68,384	83,339
Reserve for warranty expense	19,250	15,000
Total current liabilities	600,322	792,037
Deferred income, net	6,269	16,132
Common stock	4,309,697	4,277,497
Accumulated (deficit)	(1,042,817)	(1,821,746
Total stockholders’ equity	3,266,880	2,455,751
Total liabilities and stockholders’ equity	$3,873,471	$3,263,920

Lifeloc Technologies, Inc.
Condensed Statements of Income
December 31, 2011 and 2010

	2011	2010
Sales	$8,048,952	$6,118,960
Cost of sales	4,287,452	3,292,265
Gross profit	3,761,500	2,826,695
Operating expenses:
Research and development	440,579	375,683
Sales and marketing	1,073,945	934,955
General and administrative	1,038,153	877,288
Total	2,552,677	2,187,926
Operating income	1,208,823	638,769
Other income (expense), net	6,711	(20,579)
Net income before provision for taxes	1,215,534	618,190
Provision for federal and state income taxes	(436,605)	(211,396)
Net income	$778,929	$406,794
Net income per share, basic	$0.32	$0.17
Net income per share, diluted	$0.32	$0.17
Weighted average shares, basic	2,422,416	2,360,186
Weighted average shares, diluted	2,423,613	2,360,186